UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 2, 2009, in connection with the restructuring activities described below in Item 8.01 of this Current Report, the base salaries for all of the Company’s named executive officers for 2009 were frozen, such that the base salaries for the named executive officers will remain at the current 2008 levels during 2009. In addition, all cash bonuses related to 2008 performance that might otherwise be granted to the Company’s employees, including the Company’s named executive officers were suspended. The Board of Directors of the Company had approved and authorized the Company’s management to implement these actions on December 4, 2008 and January 23, 2009, respectively.

Item 8.01.	Other Information.

On February 2, 2009, Hollis-Eden Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company had initiated a restructuring of its operations in order to preserve capital and focus the Company’s efforts on its on-going clinical development programs. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: February 3, 2009	By:	/s/ Robert W. Weber
Robert W. Weber
Interim Chief Financial Officer, Chief Accounting Officer and Vice President, Operations

EXHIBIT INDEX

99.1	Press release dated February 2, 2009.